UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 7, 2008
STINGER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51822	30-0296398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 North Rocky Point Drive, Suite 1130 Tampa, Florida 33607
(Address of principal executive offices, including zip code)

(813) 281-1061
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 7, 2008, the Board of Directors of Stinger Systems, Inc (the Company) elected Richard “Bo” Dietl, age 57, as a member to its Board. Mr. Dietl served as a New York City Police Officer from June 1969 until he retired in 1985. Mr. Dietl is Founder and Chairman of Beau Dietl & Associates, an investigative and security firm. Mr. Dietl is also Chairman of Security Solutions, a professional computer network security company and Bo Dietl’s One Tough ComputerCop, a company that has developed a software tool designed to increase a parent’s ability to protect their children from online predators. Mr. Dietl is also a principal of the Voyant Corporation which is an online vision care portal that provides online vision tests and allows visitors to purchase corrective lens through the website. Mr. Dietl received a one time grant of options to acquire 1,000,000 shares of the Company’s common stock as compensation in exchange for his services. These options have an exercise price of $0.20 per share and will vest in full after four months of service.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STINGER SYSTEMS, INC.
/s/ Robert F. Gruder
Robert F. Gruder
Date: January 11, 2008	Chief Executive Officer